Exhibit 99.1

FOR IMMEDIATE RELEASE

HALLMARK ANNOUNCES FIRST QUARTER RESULTS

DALLAS, Texas, (May 15, 2023) - Hallmark Financial Services, Inc. (“Hallmark”) (NASDAQ: HALL) today filed its Form 10-Q and announced financial results for the first quarter ended March 31, 2023.

	First Quarter
	2023	2022
$ in millions:
Net loss from continuing operations	$(39.2)	$(11.7)
Net income from discontinued operations	$0.1	$8.5
Net loss	$(39.1)	$(3.2)
Operating loss (1)	$(5.0)	$(11.7)

$ per diluted share (2):
Net loss from continuing operations	$(21.59)	$(6.43)
Net income from discontinued operations	$0.06	$4.66
Net loss	$(21.53)	$(1.77)
Operating loss (1)	$(2.74)	$(6.45)

(1)	See “Non-GAAP Financial Measures” below
(2)	Per share amounts have been restated to reflect one-for-ten reverse stock split

Highlights of results from the quarter:

•

American Hallmark Insurance Company of Texas, Hallmark Insurance Company, Hallmark Specialty Insurance Company, Hallmark County Mutual Insurance Company and Hallmark National Insurance Company (collectively, the “Hallmark Insurers”) are parties to a Loss Portfolio Transfer Reinsurance Contract (the “LPT Contract”) and related agreements with DARAG Bermuda Ltd. (“DARAG Bermuda”) and DARAG Insurance (Guernsey) Limited (“DARAG Guernsey” and, collectively, the “Reinsurers”). The Reinsurers and the Hallmark Insurers agreed to submit to binding arbitration a dispute regarding the rights and obligations of the parties under the LPT Contract. The Company established a receivable of $58.9 million pending a resolution of the matter. An interim binding arbitration award was declared by the arbitration panel on May 4, 2023. In accordance with GAAP, the Company recognized in the current reporting period a write-off to bad debt expense of $32.9 million of the receivable established by the Company. As of March 31, 2023, our consolidated balance sheet included $4.0 million of account receivable from DARAG related to cost incurred in which we contend we have right of reimbursement. A definitive binding award is expected to be forthcoming in the near future which may increase or decrease our total write-off.

•

Net loss from continuing operations of $39.2 million, or $21.59 per share, in the first quarter of 2023 includes $26.0 million or $14.28 per share related to the DARAG write-off to bad debt expense, as compared to a net loss of $11.7 million, or $6.43 per share, for the same period of 2022. See Non-GAAP Financial Measures below.

•

Net income from discontinued operations of $0.1 million, or $0.06 per share, in the first quarter of 2023 as compared to net income from discontinued operations of $8.5 million, or $4.66 per share, for the same period of 2022.

•

Net loss of $39.1 million, or $21.53 per share, in the first quarter of 2023 includes $26.0 million or $14.28  per share related to the DARAG write-off to bad debt expense as compared to net loss of $3.2 million, or $1.77 per share, for the same period of 2022. See Non-GAAP Financial Measures below.

•	Net combined ratio of 215.7% for the three months ended March 31, 2023, compared to 136.9% for the same periods the prior year.

•

Underlying combined ratio (excluding net prior year development, catastrophe losses and write-off of DARAG receivable) of 107.5% for the three months ended March 31, 2023, compared to 109.8%  for the same period the prior year.  See Non-GAAP Financial Measures below.

•	Net investment income was $4.3 million during the three months ended March 31, 2023, as compared to $1.9 million during the same period in 2022.

•

As of March 31, 2023, the Company has $105.5 million in cash and cash equivalents.  Our debt securities were $340.0 million as of March 31, 2023 as compared to $426.6 million as of December 31, 2022. Also, 91% of debt securities have maturities of five years or less and the average modified duration of 0.7 years.

•	The Company continues to maintain a full valuation allowance for income tax in fiscal 2023.

•

On May 14, 2023, the Company submitted notice to AM Best to withdraw from AM Best’s interactive rating process.  We will be assigned a Non-Rating Designation of NR by AM Best, which are assigned to insurance companies that are not rated.

First Quarter 2023 Financial Review

	First Quarter
	2023	2022
($ in thousands)
Gross premiums written	$57,172	$59,333
Net premiums written	$42,381	$41,269
Net premiums earned	$35,280	$39,315
Investment income, net of expenses	$4,342	$1,859
Investment (losses) gains, net	$(640)	$51
Net (loss) from continuing operations	$(39,246)	$(11,677)
Net income from discontinued operations	$104	$8,458
Net (loss) income	$(39,142)	$(3,219)
Operating (loss) income (2)	$(4,973)	$(11,717)
Net (loss) income per share - from continuing operations basic & diluted (1)	$(21.59)	$(6.43)
Net income per share from discontinued operations - basic & diluted	$0.06	$4.66
Net loss per share - basic & diluted	$(21.53)	$(1.77)
Operating (loss) per share - basic & diluted (2)	$(2.74)	$(6.45)
Book value per share	$12.95	$93.47

(1)	Per share amounts have been restated for a reverse stock split
(2)	See “Non-GAAP Financial Measures” below

Non-GAAP Financial Measures

The Company’s financial statements are prepared in accordance with United States generally accepted accounting principles (“GAAP”).  However, the Company also presents and discusses certain non-GAAP financial measures that it believes are useful to investors as measures of operating performance. Management may also use such non-GAAP financial measures in evaluating the effectiveness of business strategies and for planning and budgeting purposes.  However, these non-GAAP financial measures should not be viewed as an alternative or substitute for the results reflected in the Company’s GAAP financial statements.  In addition, the Company’s definitions of these items may not be comparable to the definitions used by other companies.

Operating income and operating income per share are calculated by excluding net investment gains and losses and asset impairments or valuation allowances from GAAP net income from continuing operations.   Asset impairments and valuation allowances are unusual and infrequent charges for the Company.  Management believes that operating income and operating income per share provide useful information to investors about the performance of and underlying trends in the Company’s core insurance operations.  Net income from continuing operations and net income per share from continuing operations are the GAAP measures that are most directly comparable to operating earnings and operating earnings per share.  A reconciliation of operating income and operating income per share to the most comparable GAAP financial measures is presented below.

	Income (Loss)			Weighted
	from Continuing Operations	Less Tax	Net	Average	Diluted
($ in thousands)	Before Tax	Effect	After Tax	Shares Diluted	Per Share
First Quarter 2023
Reported GAAP measures	$(39,780)	$(534)	$(39,246)	1,818	$(21.59)
Excluded deferred tax valuation allowance	$-	$(7,798)	$7,798	1,818	$4.29
Excluded write-off receivable from reinsurer	$32,872	$6,903	$25,969	1,818	$14.28
Excluded investment (gains)/losses	$640	$134	$506	1,818	$0.28
Operating loss	$(6,268)	$(1,295)	$(4,973)	1,818	$(2.74)

First Quarter 2022
Reported GAAP measures	$(14,857)	$(3,180)	$(11,677)	1,817	$(6.43)
Excluded investment (gains)/losses	$(51)	$(11)	$(40)	1,817	$(0.02)
Operating loss	$(14,908)	$(3,191)	$(11,717)	1,817	$(6.45)

Underlying combined ratio is calculated by excluding the impact of net favorable or unfavorable prior year loss development and catastrophe losses from the calculation of the net combined ratio.  Management believes that the underlying combined ratio provides useful information to investors about the current performance of the Company's insurance operations absent historical developments and uncontrollable events.  Combined ratio is the GAAP measure most comparable to underlying combined ratio.  A reconciliation of the underlying combined ratio to the combined ratio is presented below.

	1stQ 2023	1stQ 2022
Net combined ratio	215.7%	136.9%
Impact on net combined ratio
Net Unfavorable (Favorable) Prior Year Development	10.1%	26.5%
Catastrophes, net of reinsurance	4.9%	0.6%
Write-off receivable from reinsurer	93.2%	0.0%
Underlying combined ratio	107.5%	109.8%

A copy of our Form 10-Q is available on our website at www.hallmarkgrp.coml.com or on the SEC website at www.sec.gov. Readers are urged to review the Form 10-Q for a more complete discussion of our financial performance.

About Hallmark

Hallmark is a property and casualty insurance holding company with a diversified portfolio of insurance products written on a national platform.  With six insurance subsidiaries, Hallmark markets, underwrites and services commercial and personal insurance in select markets.  Hallmark is headquartered in Dallas, Texas and its common stock is listed on NASDAQ under the symbol "HALL."

Forward-looking statements in this release are made pursuant to the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that actual results may differ materially from such forward-looking statements. Forward-looking statements involve risks and uncertainties including, but not limited to, continued acceptance of the Company’s products and services in the marketplace, competitive factors, interest rate trends, general economic conditions, the availability of financing, underwriting loss experience and other risks detailed from time to time in the Company’s filings with the Securities and Exchange Commission.

For further information, please contact:

Chris Kenney

Chief Executive Officer

817.348.1600

www.hallmarkgrp.com

Hallmark Financial Services, Inc. and Subsidiaries

Consolidated Balance Sheets

($ in thousands, except par value)	Mar. 31	Dec. 31
ASSETS	2023	2022
Investments:
Debt securities, available-for-sale, at fair value (amortized cost: $344,714 in 2023 and $434,119 in 2022; allowance for expected credit losses of $0 in 2023)	$340,054	$426,597
Equity securities (cost: $24,281 in 2023 and $30,058 in 2022)	22,392	28,199
Total investments	362,446	454,796
Cash and cash equivalents	105,458	59,133
Restricted cash	9,108	29,486
Ceded unearned premiums	231,314	237,086
Premiums receivable	82,375	78,355
Accounts receivable	1,378	10,859
Receivable from reinsurer	3,953	58,882
Restricted funds withheld	11,129	0
Receivable for securities	11,563	945
Reinsurance recoverable (net of allowance for expected credit losses of $200 in 2023)	621,229	578,424
Deferred policy acquisition costs	2,896	8
Federal income tax recoverable	2,598	2,668
Prepaid pension assets	201	163
Prepaid expenses	2,227	1,508
Other assets	22,390	24,389
Total Assets	$1,470,265	$1,536,702
LIABILITIES AND STOCKHOLDERS’ EQUITY
Liabilities:
Senior unsecured notes due 2029 (less unamortized debt issuance costs of $623 in 2023 and $648 in 2022)	$49,377	$49,352
Subordinated debt securities (less unamortized debt issuance costs of $679 in 2023 and $691 in 2022)	56,023	56,011
Reserves for unpaid losses and loss adjustment expenses	835,903	880,869
Unearned premiums	294,019	292,691
Reinsurance payable	143,529	128,950
Payable for securities	979	-
Accounts payable and other liabilities	66,900	68,535
Total Liabilities	1,446,730	1,476,408
Commitments and contingencies
Stockholders’ equity:
Common stock, $1.00 par value, authorized 3,333,333 shares; issued 2,087,283 shares in 2023 and 2022	2,087	2,087
Additional paid-in capital	124,837	124,740
(Accumulated deficit) retained earnings	(72,549)	(33,407)
Accumulated other comprehensive loss	(6,206)	(8,492)
Treasury stock (268,801 shares in 2023 and 2022), at cost	(24,634)	(24,634)
Total Stockholders Equity	23,535	60,294
Total Liabilities & Stockholders Equity	$1,470,265	$1,536,702

Hallmark Financial Services, Inc. and Subsidiaries

Consolidated Statements of Operations	Three Months Ended
($ in thousands, except per share amounts)	March 31,

	2023	2022
Gross premiums written	$57,172	$59,333
Ceded premiums written	(14,791)	(18,064)
Net premiums written	42,381	41,269
Change in unearned premiums	(7,101)	(1,954)
Net premiums earned	35,280	39,315

Investment income, net of expenses	4,342	1,859
Investment (losses) gains, net	(640)	51
Finance charges	779	983
Other income	70	15
Total revenues	39,831	42,223

Losses and loss adjustment expenses	29,764	39,382
Operating expenses	47,949	16,427
Interest expense	1,898	1,264
Amortization of intangible assets	0	7
Total expenses	79,611	57,080

(Loss) income from continuing operations before tax	(39,780)	(14,857)
Income tax expense (benefit) from continuing operations	(534)	(3,180)
Net (loss) income from continuing operations	$(39,246)	$(11,677)

Discontinued operations:
Total pretax income from discontinued operations	$104	$10,738
Income tax (benefit) expense on discontinued operations	-	2,280
Income from discontinued operations, net of tax	$104	$8,458

Net (loss) income	$(39,142)	$(3,219)

Net (loss) basic income per share:
Net loss from continuing operations	$(21.59)	$(6.43)
Net income from discontinued operations	0.06	4.66
Basic net (loss) income per share	$(21.53)	$(1.77)

Net (loss) diluted income per share:
Net loss from continuing operations	$(21.59)	$(6.43)
Net income from discontinued operations	0.06	4.66
Diluted net (loss) income per share	$(21.53)	$(1.77)

Hallmark Financial Services, Inc. and Subsidiaries

Consolidated Segment Data

Three Months Ended Mar. 31

	Commercial Lines Segment		Personal Lines Segment		Runoff Specialty Segment		Corporate		Consolidated
($in thousands, unaudited)	2023	2022	2023	2022	2023	2022	2023	2022	2023	2022
Gross premiums written	$43,345	$38,071	$13,652	$16,832	$175	$4,430	$-	$-	$57,172	$59,333
Ceded premiums written	(14,489)	(17,743)	(133)	(76)	(169)	(245)	0	0	(14,791)	(18,064)
Net premiums written	28,856	20,328	13,519	16,756	6	4,185	0	0	42,381	41,269
Change in unearned premiums	(7,246)	(2,073)	138	(1,197)	7	1,316	0	0	(7,101)	(1,954)
Net premiums earned	21,610	18,255	13,657	15,559	13	5,501	0	0	35,280	39,315

Total revenues	21,626	18,280	14,436	16,532	14	5,501	3,755	1,910	39,831	42,223

Losses and loss adjustment expenses	15,617	12,912	11,169	12,579	2,978	13,891	0	0	29,764	39,382

Pre-tax income (loss)	826	(636)	(1,775)	(1,313)	(37,195)	(10,038)	(1,636)	(2,870)	(39,780)	(14,857)

Net loss ratio (1)	72.3%	70.7%	81.8%	80.8%	N/A (2)	252.5%			84.4%	100.2%
Net expense ratio (1)	25.4%	33.9%	33.2%	29.0%	N/A (2)	31.5%			131.3%	36.7%
Net combined ratio (1)	97.7%	104.6%	115.0%	109.8%	N/A (2)	284.0%			215.7%	136.9%

Impact on net combined ratio
Net Unfavorable (Favorable) Prior Year Development	4.6%	-2.4%	3.8%	10.1%	N/A (2)	168.6%			10.1%	26.5%
Catastrophes, net of reinsurance	7.3%	1.1%	1.2%	0.1%	N/A (2)	0.0%			4.9%	0.6%
Write-off receivable from reinsurer	0.0%	0.0%	0.0%	0.0%	N/A (2)	0.0%			93.2%	0.0%
Underlying combined ratio (1)	85.7%	105.9%	110.0%	99.6%	N/A (2)	115.4%			107.5%	109.8%

(1)

The net loss ratio is calculated as incurred losses and loss adjustment expenses divided by net premiums earned, each determined in accordance with GAAP.  The net expense ratio is calculated as total underwriting expenses offset by agency fee income divided by net premiums earned, each determined in accordance with GAAP.  The net combined ratio is calculated as the sum of the net loss ratio and the net expense ratio. The underlying combined ratio is the net combined ratio excluding the impact of net prior year reserve development and catastrophes and excluding the write-off of a receivable from reinsurer.

(2)	The Company’s Runoff Segment has reached a point of maturity that earned premium is minimal and renders any ratios no longer meaningful.